                   INSTRUCTIONS TO REGISTERED HOLDER AND/OR
       BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER OF

                        NAVISTAR FINANCIAL CORPORATION

                     9% SENIOR SUBORDINATED NOTES DUE 2002

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

  The undersigned hereby acknowledges receipt of the Prospectus, dated July 15, 1997 (the "Prospectus"), of Navistar Financial Corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange $1,000 principal amount of its 9% Senior Subordinated Notes due 2002, Series B (the "Exchange Notes"), for each $1,000 principal amount of its outstanding 9% Senior Subordinated Notes due 2002 (the "Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

  This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Notes held by you for the account of the undersigned.


 The aggregate face amount of the Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

   $ of the 9% Senior Subordinated Notes due 2002.

 With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

 [_] TO TENDER the following Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF NOTES TO BE TENDERED): $

 [_] NOT TO TENDER any Notes held by you for the account of the undersigned.

  If the undersigned instructs you to tender the Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that
(i) the undersigned's principal residence is in the state of (fill in state) ,
(ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer--Resale of the Exchange Notes," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Company; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Notes.

PLEASE NOTE: THE COMPANY HAS AGREED THAT, FOR A PERIOD OF 180 DAYS AFTER THE EXPIRATION DATE, IT WILL MAKE COPIES OF THE PROSPECTUS AVAILABLE TO ANY PARTICIPATING BROKER-DEALER FOR USE IN CONNECTION WITH RESALES OF THE EXCHANGE NOTES (PROVIDED THAT THE COMPANY RECEIVES NOTICE FROM ANY PARTICIPATING BROKER-DEALER OF ITS STATUS AS A BROKER-DEALER WITHIN 30 DAYS AFTER CONSUMMATION OF THE EXCHANGE OFFER).

                              (CONTINUED ON BACK)

 [_] Check this box if the Beneficial Owner of the Notes is a Participating
   Broker-Dealer and such Participating Broker-Dealer acquired the Notes for its own account as a result of market-making activities or other trading activities. IF THIS BOX IS CHECKED, PLEASE SEND A COPY OF THESE INSTRUCTIONS TO R. WAYNE CAIN, VICE PRESIDENT AND TREASURER, VIA
   FACSIMILE: (847) 734-4090.


                                   SIGN HERE

 Name of beneficial owner(s): ________________________________________________

 Signature(s): _______________________________________________________________

 Name (please print): ________________________________________________________

 Address:_____________________________________________________________________
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 Telephone number: ___________________________________________________________

 Taxpayer Identification or Social Security Number: __________________________

 Date: _______________________________________________________________________